Exhibit 99.1

MBIA Comments on Moody's Ratings Review

ARMONK, N.Y.--(BUSINESS WIRE)--MBIA Inc. (NYSE: MBI) today commented on the decision by Moody’s Investors Service to place the insurance financial strength rating of MBIA Insurance Corporation on review for possible downgrade.

Moody’s mortgage research group published a special report today titled “Subprime RMBS Loss Projection Update: September 2008” that suggests an increase in expected losses on subprime first mortgages originated in 2006 from a range of 14-18% to an average of 22%. The report acknowledges that there is uncertainty in the assumptions and that the estimates may be too high. The financial guarantors’ group, when rating MBIA in June 2008, assumed that stress losses on these securities would average 21%. We have believed for some time that the currently expected mortgage performance is the very definition of “stress.” The Moody’s press release suggests that one should take the losses they expect and add significant stress factors to it, even though this is the worst stress environment that any of us have experienced.

While Moody’s may conclude that capital requirements for this part of our portfolio should be higher, we believe that any rating impact of any increased capital requirements should be offset by the following:

  Capitalization has steadily increased over the course of 2008. We raised $2.6 billion in the first quarter in new capital, and we estimate that the portfolio’s capital requirements, before any increase resulting from the new estimates, will have declined by over $1.5 billion through September. At our current rating level, we have a capital “cushion” of over $3 billion.

  We generated substantial liquidity in our Asset/Liability Management (ALM) portfolio as a result of portfolio rebalancing in the second and third quarters. As a result, we have sufficient cash and highly liquid securities to meet termination requirements triggered by any further ratings downgrades.
  Holding company liquidity has been bolstered by discounted debt buybacks. We now have $1.2 billion in free cash, covering holding company non-ALM related debt service and expenses for approximately 10 years, even excluding dividends from the insurance company.
  Although we disagree that securities prices are relevant ratings drivers for a business that’s not dependent on capital markets funding, our stock price today is a multiple of its level at the time of the rating downgrade.
  We have been a leader in our industry in adapting our business model to the new landscape.

“Moody’s will spend the next few weeks running their models using stress assumptions on top of what is obviously already an actual stress case,” said Jay Brown, MBIA Chairman and CEO. “While we will work with them to point out the inherent flaws in their logic, we believe our owners should take this as yet another upward revision in model assumptions forged in the heat of a panic driven market. The reality is we have worked for the past three months to minimize actual economic loss caused by changes in rating opinions and have plans in place to deal with any outcome of this review.”

Forward-Looking Statements

This release contains statements about future results that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are not guarantees of future performance. There are a variety of factors, many of which are beyond MBIA's control, which affect the operations, performance, business strategy and results and could cause its actual results to differ materially from the expectations and objectives expressed in any forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. MBIA does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures MBIA may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.

MBIA Inc., headquartered in Armonk, New York is a holding company whose subsidiaries provide financial guarantee insurance, fixed-income asset management, and other specialized financial services. The Company services its clients around the globe, with offices in New York, Denver, San Francisco, Paris, London, Madrid, Mexico City, Sydney and Tokyo. Its principal operating subsidiary, MBIA Insurance Corporation, is rated A2 by Moody's Investors Service on review for possible downgrade and AA by Standard & Poor's Ratings Services with a negative outlook. Please visit MBIA's Web site at www.mbia.com.

CONTACT:
MBIA
Media:
Kevin Brown, +1-914-765-3648
or
Elizabeth James, +1-914-765-3889
or
Investor Relations:
Greg Diamond, +1-914-765-3190
or
APCO Worldwide
Media:
Jim McCarthy, +1-202-333-8810